EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-46527 and No. 333-46527-01) of our report dated February 27, 1997, incorporated by reference in Texaco Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in the Registration Statement on Form S-3 (No. 333-46527 and No. 333-46527-01).







                                                             ARTHUR ANDERSEN LLP






New York, N.Y.
March 4, 1998